UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2020

LF CAPITAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38545	82-2196021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Madison Avenue
New York, NY 10022
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 688-1005

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	LFAC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed in LF Capital Acquisition Corp.’s (the “Company”) Form 10-K filed on March 5, 2019, the Company issued a convertible note (“Convertible Note”) to the Sponsor, pursuant to which the Sponsor agreed to provide a working capital loan to the Company of up to $1.5 million. The Company was provided $400,000 in loan proceeds on March 4, 2019 pursuant to the Convertible Note. The Convertible Note will either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the Convertible Note may be convertible into warrants of the post business combination entity at a price of $1.00 per warrant. The warrants would be identical to the Company’s warrants previously issued in a private placement contemporaneous with the Company’s initial public offering. On March 16, 2020, the Company was provided an advance of $300,000 in additional loan proceeds pursuant to the Convertible Note which increased the principal balance of the Note to $1,180,000. As previously disclosed in prior SEC filings, the Company was provided $400,000, $350,000 and $130,000 in loan proceeds on March 4, 2019, August 19, 2019 and January 10, 2020, respectively.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LF CAPITAL ACQUISITION CORP.

By:	/s/ Philippe De Backer
Name: Philippe De Backer
Title: Chief Executive Officer

Dated: March 16, 2020

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